U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

SCHEDULE 14A

____________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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GLYECO, INC.

(Name of the Registrant as Specified in its Charter)

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GLYECO, INC.

230 Gill Way

Rock Hill, SC 29730

Telephone: (866) 960-1539

Dear Fellow Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of GlyEco, Inc. on Friday, December 2, 2016, at 1:00 p.m. EST. The meeting will be held at the offices of Robinson Brog Leinwand Greene Genovese & Gluck P.C., 875 Third Avenue, 9th Floor, New York, NY 10022.

If you plan to attend the annual meeting in person, you must either call us at (866) 960-1539 or email us at info@glyeco.com on or before November 18, 2016, and ask to have your name placed on the attendance list. Only those whose names appear on the attendance list will be allowed to enter and attend the meeting. Please note that you will need to present picture identification to gain entrance to the meeting.

Enclosed please find our proxy statement and related materials. Whether or not you plan to attend the meeting, your vote is very important, and we encourage you to vote promptly. You may vote your shares over the Internet or by mail by following the instructions on the proxy card. If you do attend the meeting, you will, of course, have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a broker, nominee, fiduciary, or other custodian, please follow the instructions you receive from them to vote your shares.

On behalf of the Board of Directors, I would like to express our appreciation for your continued support of GlyEco, Inc.

Sincerely,

/s/ Grant Sahag

Grant Sahag

Chief Executive Officer and President

GLYECO, INC.

230 Gill Way

Rock Hill, SC 29730

Telephone: (866) 960-1539

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 2, 2016

To Our Stockholders:

The 2016 Annual Meeting of Stockholders of GlyEco, Inc. will be held on Friday, December 2, 2016, at 1:00 p.m. EST, at the offices of Robinson Brog Leinwand Greene Genovese & Gluck P.C., 875 Third Avenue, 9th Floor, New York, NY 10022, for the following purposes, as more fully described in the accompanying proxy statement:

1.    To elect a board of directors consisting of seven (7) members to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified;

2.    To ratify the selection of KMJ Corbin & Company, LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

3.    To approve, on an advisory basis, the compensation of the Company’s named executive officers;

4.    To indicate, on an advisory basis, the preferred frequency of holding an advisory vote on the compensation of the Company’s named executive officers; and

5.    To transact such other business as may properly come before the annual meeting.

Only stockholders of record of the company’s common stock at the close of business on October 4, 2016, are entitled to notice of and to vote at our annual meeting or any continuations, adjustments, or postponements thereof. A list of stockholders as of this date will be available during normal business hours for examination at our offices by any stockholder for any purpose relevant to our annual meeting for a period of ten days prior to the annual meeting.

We hope that you can attend the annual meeting in person. However, even if you plan to attend, please vote your proxy as soon as possible, so that we may be assured of a quorum to transact business. If you receive more than one proxy because you own shares registered in different names or addresses, each proxy should be voted. Your proxy is revocable and will not affect your right to vote in person in the event you are able to attend the meeting.

Your attention is directed to the accompanying proxy statement. This proxy statement is first being mailed to stockholders on or about October 19, 2016.

Our annual and quarterly reports are available at the “Investor Relations” tab on our website at www.glyeco.com/investor_relations.

Thank you for your ongoing support of GlyEco. We look forward to seeing you at the annual meeting.

By Order of the Board of Directors,

/s/ Grant Sahag

Grant Sahag

Chief Executive Officer and President

Rock Hill, South Carolina

October 19, 2016

i

GLYECO, INC.

230 Gill Way

Rock Hill, SC 29730

Telephone: (866) 960-1539

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 2, 2016

This proxy statement contains information related to the 2016 Annual Meeting of Stockholders of GlyEco, Inc. to be held on Friday, December 2, 2016, beginning at 1:00 p.m. EST, at the offices of Robinson Brog Leinwand Greene Genovese & Gluck P.C., 875 Third Avenue, 9th Floor, New York, NY 10022, and any continuations, adjournments, or postponements thereof. This proxy statement is first being mailed to stockholders on or about October 19, 2016.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1. Why did I receive these proxy materials?

We are providing this meeting notice, proxy statement, and proxy cards (collectively referred to herein as the “Proxy Materials”) in connection with the solicitation by the Board of Directors of GlyEco, Inc., a Nevada corporation (referred to herein as “GlyEco,” the “Company,” “we,” “us,” and “our”), of proxies to be voted at our 2016 Annual Meeting of Stockholders (the “Annual Meeting”). The proxies also may be voted at any continuations, adjournments, or postponements of the Annual Meeting. This proxy statement contains information you may use when deciding how to vote in connection with the Annual Meeting.

2. When and where is the Annual Meeting, and who may attend?

The Annual Meeting will be held on Friday, December 2, 2016, at 1:00 p.m. EST, at the offices of Robinson Brog Leinwand Greene Genovese & Gluck P.C., 875 Third Avenue, 9th Floor, New York, NY 10022. Stockholders who are entitled to vote may attend the meeting, as well as our invited guests.

3. Who is entitled to vote at the Annual Meeting?

You are entitled to vote if you owned shares of our common stock as of the close of business on the record date, October 4, 2016. Each share of common stock is entitled to one vote and there is no cumulative voting. As of October 4, 2016, we had 119,575,964 shares of common stock issued and outstanding. Both Nevada law and our Amended and Restated Bylaws require our Board of Directors to establish a record date in order to determine who is entitled to receive notice of the Annual Meeting, and to attend and vote at the Annual Meeting and any continuations, adjournments or postponements of the meeting.

4. What do I need to do to attend the Annual Meeting?

If you plan to attend the Annual Meeting in person, you must either call us at (866) 960-1539 or email us at info@glyeco.com on or before November 18, 2016, and ask to have your name placed on the attendance list. Only those whose names appear on the attendance list will be allowed to enter and attend the meeting. Please note that you will need to present picture identification to gain entrance to the meeting.

5. What proposals are being presented for stockholder vote at the Annual Meeting?

The following proposals will be considered and voted on at the Annual Meeting:

1.    The election of a board of directors consisting of seven (7) members to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified (Proposal 1);

2.    The ratification of the selection of KMJ Corbin & Company, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal 2);

3.    To approve, on an advisory basis, the compensation of the Company’s named executive officers (Proposal 3);

4.    To indicate, on an advisory basis, the preferred frequency of holding an advisory vote on the compensation of the Company’s named executive officers (Proposal 4); and

5.    Any other business that may properly come before the meeting.

6. How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote your shares:

•      Proposal 1 — “FOR” the election of each of Dwight Mamanteo, Charles F. Trapp, David Ide, Frank Kneller, Scott Nussbaum, Scott Krinsky, and Grant Sahag as directors of the Company;

•      Proposal 2 — “FOR” the ratification of the selection of KMJ Corbin & Company, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

•      Proposal 3 — “FOR” approval, on an advisory basis, of the compensation of the Company’s named executive officers; and

•      Proposal 4 — “FOR” the option of “Every 3 Years” as the preferred frequency of holding an advisory vote on the compensation of the Company’s named executive officers.

7. Are there any other matters to be acted upon at the Annual Meeting?

We do not know of any other matter to be presented or acted upon at the meeting. If any matters not set forth in the meeting notice included in the Proxy Materials are properly brought before the meeting, the persons named in the enclosed proxy will vote thereon in accordance with their best judgment.

8. How many votes must be present to hold the Annual Meeting?

A majority of the shares entitled to vote on the matters to be considered at the Annual Meeting, or 59,787,983 shares, must be present in person or by proxy to hold the Annual Meeting. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes and for all other matters as well. Abstentions and broker non-votes will count for purposes of establishing a quorum but will not count as votes cast on any matter.

9. How many votes are needed to approve the proposals?

•      Proposal 1: To elect a board of directors consisting of seven (7) members to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified, the seven (7) nominees who receive the most votes cast in their favor shall be elected. Abstentions and broker non-votes will have no effect.

•      Proposal 2: To ratify the selection of KMJ Corbin & Company, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, an affirmative vote of a majority of the shares cast on the proposal is required. Abstentions and broker non-votes will have no effect.

•      Proposal 3: The advisory approval of the compensation of our named executive officers must receive the affirmative vote of a majority of the shares cast on the proposal in order to be approved, although such vote will not be binding on us. Abstentions and broker non-votes will not be counted as participating in the voting and will therefore have no effect.

•      Proposal 4: For the proposal regarding the frequency of holding an advisory vote on the compensation of our named executive officers, the frequency option, if any, that receives the affirmative vote of a majority of the votes cast on the proposal will be considered the frequency preferred by our stockholders, although such vote will not be binding on us. Abstentions and broker non-votes will not be counted as participating in the voting and will therefore have no effect.

10. How do I vote?

In Person at the Annual Meeting: All stockholders may vote in person at the Annual Meeting.

By Internet: You can vote via the Internet by following the instructions provided in the meeting notice or by accessing the Internet at www.proxyvote.com and following the instructions contained on that website.

By Mail: You can vote by mail by requesting a paper copy of the proxy materials be sent to your home address. Upon receipt of the materials, you may fill out the enclosed proxy card and return it per the instructions on the card.

11. What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you can revoke your proxy before it is exercised by (1) sending written notice to GlyEco, Inc., Attn: Corporate Secretary, at PO Box 10112, Rock Hill, SC 29731, (2) timely delivering a valid, later-dated proxy, (3) voting again over the Internet prior to the meeting date and time, or (4) voting by ballot at the Annual Meeting. No such revocation will be effective, however, unless received by us at or prior to the Annual Meeting. Simply attending the meeting does not revoke your proxy.

12. What if I do not specify a choice for a matter when returning a proxy?

Proxies that are signed and returned but do not contain voting instructions will be voted (1) “FOR” the election of each of Dwight Mamanteo, Charles F. Trapp, David Ide, Frank Kneller, Scott Nussbaum, Scott Krinsky, and Grant Sahag as directors of the Company, (2) “FOR” the ratification of the selection of KMJ Corbin & Company, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, (3) “FOR” the approval of the compensation of our named executive officers, (4) For the option of “Every 3 Years” as the preferred frequency for holding an advisory vote on the compensation of our named executive officers, and (5) in accordance with the best judgment of the named proxies on any other matters properly brought before the meeting.

If necessary, and unless the shares represented by the proxy are voted in a manner contrary to the manner described in the preceding sentence, the persons named in the proxy may also vote in favor of a proposal to recess the Annual Meeting and to reconvene it on a subsequent date or dates, without further notice, in order to solicit and obtain sufficient votes to approve or disapprove any matters being considered at the Annual Meeting.

13. Will my shares be voted if I do not provide my proxy or instruction form?

If you are a stockholder of record and do not provide a proxy, you must attend the Annual Meeting in order to vote.

14. What does it mean if I receive more than one meeting notice?

If you received multiple meeting notices, it means that you hold your shares in different ways or in multiple accounts. You should vote all of your shares either in person, by Internet, or by mail.

15. Who will pay for the cost of this proxy solicitation?

We will bear the cost of this proxy solicitation.

16. May stockholders ask questions at the Annual Meeting?

Yes. The Chairman will answer questions from stockholders during the designated question and answer period of the meeting. In order to provide an opportunity for everyone who wishes to ask a question, stockholders may be limited to two minutes each to present their question. When speaking, stockholders must direct questions to the Chairman and confine their questions to matters that relate directly to the business of the meeting. Stockholders will not be able to make statements.

17. Are there any rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon at the Annual Meeting?

Under the Nevada Revised Statutes, stockholders do not have any dissenters’ appraisal rights with respect to the matters to be acted upon at the Annual Meeting.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The members of the Board of Directors of the Company serve for a period of one year or until his/her successor is elected and qualified. The officers of the Company are appointed by our Board of Directors and hold office until their death, resignation, or removal from office. The following table sets forth certain information with respect to the current directors and executive officers of the Company:

Name	Age	Position	Director Since
Dwight Mamanteo	47	Chairman of the Board	January 15, 2014
Michael Jaap	60	Director	November 28, 2011
Richard Q. Opler	61	Director	July 29, 2013
David Ide	43	Director	October 24, 2014
Charles F. Trapp	67	Director	May 22, 2015
Frank Kneller	58	Director	August 17, 2015
Karim Babay	42	Director	November 13, 2015
Scott Nussbaum	39	Director Nominee	—
Scott Krinsky	54	Director Nominee	—
Grant Sahag	32	Chief Executive Officer, President, and Director Nominee	—
Ian Rhodes	44	Chief Financial Officer	—

Dwight Mamanteo — Chairman of the Board. Mr. Mamanteo became a director of the Company on January 15, 2014. On January 21, 2015, the Board of Directors appointed him to serve as Chairman of the Board, effective February 1, 2015. Since November 2004, Mr. Mamanteo has served as a Portfolio Manager at Wynnefield Capital, Inc. Since March 2007, Mr. Mamanteo has served on the Board of Directors of MAM Software Group, Inc. (NASDAQ: MAMS), a provider of innovative software and data solutions for a wide range of businesses, including those in the automotive aftermarket. Mr. Mamanteo serves as the Chairman of the Compensation Committee and as a member of the Audit and Governance Committees. From June 2013 to October 2014, Mr. Mamanteo served on the Board of Directors of ARI Network Services, Inc. (NASDAQ: ARIS), a provider of products and solutions that serve several vertical markets with a focus on the outdoor power, power sports, marine, RV, and appliance segments. Mr. Mamanteo served as the Chairman of the Governance Committee and as a member of the Compensation Committee. From March 2012 to April 2012, Mr. Mamanteo served on the Board of Directors of CDC Software Corp. (NASDAQ: CDCS), a provider of Enterprise CRM and ERP software designed to increase efficiencies and profitability. Mr. Mamanteo served as a member of the Audit Committee. From April 2009 to November 2010, Mr. Mamanteo served on the Board of Directors of EasyLink Services International Corp. (NASDAQ: ESIC), a provider of on demand electronic messaging and transaction services that help companies optimize relationships with their partners, suppliers and customers. Mr. Mamanteo served as a member of the Compensation and Governance & Nominating Committees. From December 2007 to November 2008, Mr. Mamanteo served on the Board of Directors and as the Chairman of PetWatch Animal Hospitals, Inc. (a private company), a provider of primary care and specialized services to companion animals through a network of fully owned veterinary hospitals. Mr. Mamanteo received an M.B.A. from the Columbia University Graduate School of Business and a Bachelor of Engineering in Electrical Engineering from Concordia University (Montreal). Mr. Mamanteo brings to the Board valuable business, operations, finance, and governance experience of public and private companies, in the automotive aftermarket and other industries.

Michael Jaap — Director. Mr. Jaap has had an extensive career in the field of nonferrous scrap metal recycling, including the areas of copper recycling and copper related raw material feed procurement. Mr. Jaap has worked with companies such as Amax Copper, where he held positions of purchasing copper and precious metal based scrap. Mike also worked for Commercial Metals, where he ran the yard operations of their Los Angeles facility. Mr. Jaap worked for Metal Traders, Warrenton Refining Company, owned by Phillip Anschutz. Mr. Jaap was involved with scrap copper procurement and copper ingot sales. Cyprus Copper Company acquired Warrenton, and Mr. Jaap worked for the Cyprus Copper Division in Phoenix AZ. The sale of Warrenton by Cyprus prompted Mr. Jaap to set up his own companies over the next 19 years. These companies include Copper Consulting Industries, DeReelTech, Southwest Metals, Commodity Choppers, INTL Sieramet, Carbontech, JPH LLC and other ventures not specific to the recycling industry. Mr. Jaap currently owns and operates a copper recycling facility in Indiana, and is an active member of Southwest Metals in Glendale, AZ. Mr. Jaap is a graduate of Michigan State University with a BS in Microbiology and Public Health. Mr. Jaap brings to the Board operations experience in renewables during his work in the scrap metal industry.

Richard Q. Opler — Director. Since 1998, Mr. Opler has worked in real estate development. Previously Mr. Opler held careers as a commercial real estate agent, VP of Finance for a technology startup firm, and VP of a business consulting and venture capital firm. He also served as director at certain companies. From 1977 to 1985 he worked at World’s Finest Chocolate. Mr. Opler received a Bachelor’s degree from Duke University in 1977 and a Master’s degree in business from the University of Chicago in 1981. Mr. Opler brings to the Board finance and investment experience during his time in real estate, technology, and manufacturing.

David Ide — Director. Mr. Ide became a director of the Company on October 24, 2014. On January 21, 2015, the Board of Directors appointed him to serve as interim Chief Executive Officer and President, effective February 1, 2015. Mr. Ide served as interim Chief Executive Officer and President until May 1, 2016. Since August 2010, Mr. Ide has served as an independent director, investor, and advisor to technology and start-up ventures focused on simple to use software automation tools including mobile SaaS, CMS, and custom marketing and payment systems for small to medium businesses, developers, and enterprise customers. Mr. Ide served as non-executive Chairman of Spindle, Inc. from January 2012 to November 2014. Mr. Ide was a founder and the Chairman and Chief Executive Officer of Modavox, Inc. in October 2005 after he managed the transition of SurfNet Media into Modavox, Inc. In July 2009, Mr. Ide developed and executed Modavox, Inc.’s acquisition of Augme Technologies, Inc. creating the first full service mobile agency for Fortune 100 companies. At that time, Mr. Ide was appointed to the Board of Directors of Augme Technologies, Inc. and became the Chief Strategy Officer. He resigned as an officer and director in August 2010 to engage in developing and advising technology companies. Mr. Ide was also an independent director in the early stage of SEFE, Inc. Prior to 2005, Mr. Ide served as President of a successful digital agency in Arizona focused on ecommerce, targeted and demand marketing, CMS, and SaaS marketing platforms for fortune 500 companies. Mr. Ide is a technology entrepreneur and an experienced CEO, chairman, patented inventor, and director. Mr. Ide brings to the Board experience in public company leadership, commercialization of technologies, and expertise in automation and systems.

Charles F. Trapp — Director. Mr. Trapp is the former Executive Vice President and Chief Financial Officer of MAM Software Group, Inc. (NASDAQ: MAMS), a leading provider of business and supply chain management solutions primarily to the automotive parts manufacturers, retailers, tire and service chains, independent installers, and wholesale distributors in the automotive aftermarket, where he served as CFO from November 2007 until his retirement in October 2015. Prior to his employment with MAM Software Group, Inc., Mr. Trapp was the co-founder and President of Somerset Kensington Capital Co., a Bridgewater, New Jersey-based investment firm that provided capital and expertise to help public companies restructure and reorganize from 1997 until November 2007. Earlier in his career, he served as CFO and/or a board member for a number of public companies, including AW Computer Systems, Vertex Electronics Corp., Worldwide Computer Services and Keystone Cement Co. His responsibilities have included accounting and financial controls, federal regulatory filings, investor relations, mergers and acquisitions, loan and labor negotiations, and litigation management. Mr. Trapp is a Certified Public Accountant and received his Bachelor of Science degree in Accounting from St. Peter’s College in Jersey City, New Jersey. Mr. Trapp brings to the Board experience in financial leadership within manufacturing and distribution companies during his time at companies like Keystone Cement and the automotive aftermarket during his time at MAM Software.

Frank Kneller — Director. Mr. Kneller is currently the CEO of HoSoPo Corporation dba Horizon Solar Power, which was recently acquired by Oaktree Capital Management’s GFI Energy Group. Previously, Mr. Kneller was the Chief Operating Officer of Verengo Solar, a leading residential solar installation business that was founded in 2008 and grew rapidly to be a top 5 US residential solar business by 2014. Mr. Kneller was recruited to Verengo Solar last October for his successful track record of driving operational excellence at multiple companies and across several different industries. In eight months, Mr. Kneller executed a turnaround project that reduced expenses and increased revenues in the strategic solar market of Southern California. From 2010 to 2014, Mr. Kneller served as the Vice President of Sales & Operations at Sears Holding Company, where he led sales and operations with full profit and loss responsibility of $1.3B, 740+ corporate stores, six franchise stores, multiple call centers, and over 12,000 associates. From 2007 to 2010, he served as the Chief Executive Officer of Aquion Water Treatment Products, a $250M global manufacturer and marketer of water treatment equipment and water quality solutions, where he was selected by the board to lead the revitalization of the company and was responsible for a total reorganization of the business. Mr. Kneller brings to the Board experience in leadership of companies with different sizes and within different industries, including auto service and distributed service to the consumer markets.

Karim Babay — Director. Mr. Babay is currently the President and Chief Investment Officer of Intrinsic Value Investment Partners, a hedge fund that is value focused. Mr. Babay has over 15 years of global investing and corporate finance experience allocating capital across the capital structure (credit and equity), angel investing, liquid and illiquid investments in securities. Mr. Babay started his Wall Street career at Lehman Brothers’ Mergers and Acquisition department. As a result of his stellar achievements, Mr. Babay was invited to join the Center of Excellence team of Principal Investing and, later joined the Capital Structure Arbitrage desk. A notable achievement at the global macro level was Mr. Babay’s call of the Housing Market Bubble in late 2005, which was mentioned in Larry McDonald’s book, “Colossal Failure of Common Sense.” Mr. Babay left Lehman Brothers in 2006 and joined Foxhill Capital, a distressed/special situation hedge fund, as a partner and member of the investment committee. Prior to his Wall Street experience, Mr. Babay implemented the global strategy for various international companies across the Middle East and Europe. Mr. Babay is proficient in three languages, English, French and Arabic, and possesses significant knowledge and understanding of global trends and their impact on current market conditions. Mr. Babay brings to the Board experience in investments and corporate governance within the public markets.

has published numerous studies and analysis while at Columbia University. Mr. Babay is a member of the Board of Directors of the Arab Bankers Association of North America (ABANA), Overground Arts Alliance, and Chairman of the Board of the Friendship Ambassadors Foundation, Inc. (FAF).Mr. Babay received a B.S. in finance and economics from HEC Institute and an MBA from Columbia Graduate School of Business.

Scott Nussbaum — Director Nominee. Mr. Nussbaum is an investor with fifteen years of experience investing in small public companies. Currently a Partner and Director of Operations for a Fund of Hedge Funds in New York, Mr. Nussbaum has experience developing and launching new lines of business, managing an internal regulatory compliance program, building & maintaining an infrastructure in support of front office activities and performing operational reviews in support of the firm’s investment portfolio. Mr. Nussbaum also serves as a Director and Endowment Manager for the Emerald Bay Association, a California-based non-profit organization. Mr. Nussbaum holds the Chartered Financial Analyst (CFA) designation and graduated with a Bachelor of Arts degree in Political Science from Tufts University. Mr. Nussbaum brings to the Board experience in investment in small public companies and operations responsibilities of a hedge fund.

Scott Krinsky — Director Nominee. Mr. Krinsky is a 35-year automotive aftermarket industry veteran. He joined Advance Auto Parts/CARQUEST in August 2006 as Vice President of National Accounts. Before AAP/CQ, Mr. Krinsky was a National Accounts Manager and Divisional Commercial Sales Manager with AutoZone from 2000–2006. Since 2009, Mr. Krinsky has been a Trustee on the Aftermarket Foundation Board, sitting on the Finance Committee, as well as other committee assignments. He has also been an appointed Trustee on the Dollars for Doers at General Parts. Prior to 2000, Mr. Krinsky has had two other senior automotive management positions with Sears Automotive Group as a District Manager 1997–2000, and with Tire Kingdom Inc. from 1980–1997 where he was promoted to increasing responsibilities up to his last position as Vice President of Retail Stores & Customer Service. Mr. Krinsky brings to the Board experience of market assessment, business development, and relationship management within the automotive aftermarket industry.

Grant Sahag — Chief Executive Officer, President, and Director Nominee. The Board of Directors of the Company appointed Mr. Sahag to be the Company’s Chief Executive Officer, effective May 1, 2016. Mr. Sahag was previously appointed as President on February 12, 2016. Prior to being named as President, Mr. Sahag served as Executive Vice President and Chief Information Officer of the Company. Prior to being named as Executive Vice President and Chief Information Officer, Mr. Sahag served as Senior VP Business Development and VP International Development. Before joining the Company, Mr. Sahag was a business attorney who specialized in providing strategic business development advice to emerging growth companies. Mr. Sahag managed a practice that focused in the areas of business formation, corporate governance, mergers and acquisitions, intellectual property, strategic partnerships, and international development. Mr. Sahag’s past clients included technology start-ups, retailers, U.S. and international universities, school districts, non-profit charities, and professional athletes. Mr. Sahag has lead several international initiatives in Central America, Asia, and Africa. Mr. Sahag received a Juris Doctor from Arizona State University, specializing in business law, and a B.S. in Business Administration from the University of Arizona. Mr. Sahag is President and Chairman of the non-profit charity Success Through Sports. Mr. Sahag brings to the Board experience in operations, business development, and leadership of small companies, specifically within the glycol and antifreeze space.

Ian Rhodes — Chief Financial Officer. Mr. Rhodes was appointed Chief Financial Officer on February 12, 2016. Mr. Rhodes previously served as the Chief Financial Officer of Calmare Therapeutics Incorporated, a biotherapeutic company furthering proprietary and patented pain mitigation and wound care technologies, from 2014 to 2016. As Chief Financial Officer, Mr. Rhodes was responsible for all financial and accounting matters, including SEC reporting. From 2012 to 2014, Mr. Rhodes served as an independent consultant and entrepreneur, and his activities included leading an investor/management group in assessing a potential multi-location franchised food concept. From 2009 to 2012, he served as the Vice President, Chief Accounting Officer, and Treasurer of Arch Capital, where he had overall responsibility for SEC and GAAP technical matters. Finally, from 1994 to 2009, Mr. Rhodes was with PricewaterhouseCoopers LLP, where he served as Audit Senior Manager from 2004 to 2009, during which time he worked with some of the firm’s largest and most technically challenging audit clients.

Significant Employees

The Company also relies on the following employees to make significant contributions to its business:

Jeremiah Hiller — Vice President of Sales. Mr. Hiller joined as Vice President of Sales in September 2016. Previously, he served as Director of Sales at Fuel, a petroleum and technology solutions based company where he built and managed thirty sales representatives for the North American region. He draws on more than 15 years of experience in building and leading sales channel development, technical sales support, and field sales representatives. Prior to Fuel, he served as Technical Sales Lead for a leader in point of sale (POS) systems. Mr. Hiller has a Bachelor of Science in Business from Rutgers University.

Todd Bernard — Vice President of US Operations. Prior to being promoted as the Company’s Vice President of US Operations, Mr. Bernard served as the Managing Partner of the Company’s South Carolina processing center since acquisition of the processing center from Renew Resources, LLC in October 2012. Mr. Bernard founded Renew Resources in August of 1999, which began brokering waste and then moved quickly into recycling antifreeze and later oil filters. In 2007, under Mr. Bernard’s direction, Renew Resources won Best Small Recycling Business from the Recycling Market Development Advisory Counsel and SC Department of Commerce. Mr. Bernard began working in the waste and recycling industry in 1987. He specializes in problem solving and in designing equipment to make processes more efficient.

Alan Bender — Vice President of Engineering and Technology. Prior to the role as VP Engineering and Technology, Mr. Bender was the Plant Manager of the New Jersey processing center, overseeing the facility’s daily operations, finances and production of recycled ethylene glycol. In 2015, he served as Senior Process Engineer, implementing the facility’s chemical production processes and patented technology. Prior to joining the Company, Mr. Bender was a process engineer at OPower, a SaaS energy company providing user-facing software to manage energy use across the utility industry, serving 18 million consumers. From 2010 to 2014, Mr. Bender was a Polymer Process Engineer at Performance Fibers, one of the world’s leading producers of industrial polyester fibers and fabrics, manufacturing over 100 million pounds of PET per year.

Wayne A. Merrifield — Vice President, Quality & Research. Mr. Merrifield’s professional career spans more than 35 years in the chemical industry. Technical experience gained from a variety of senior chemical and quality management positions provided the requisite tools necessary to lead the GlyEco quality effort as Manager, Quality & Research when he joined the GlyEco team in 2014. Mr. Merrifield is proud to continue leading the initiative for implementing the Quality Control & Assurance Program at GlyEco and advancing the Company’s intellectual property. In Mr. Merrifield’s current position as Vice President, Quality and Research, he is focused on ensuring GlyEco lives up to its “Quality is in Our DNA” mantra and continuing the tradition of producing technically advanced products that exceed customer’s expectations for performance and quality. Mr. Merrifield earned his Bachelor of Science degree from Northeastern University, Boston, MA and Master of Science — Technology Management from Stevens Institute of Technology, Hoboken, NJ. He is a Senior Member of the American Society for Quality, past Chair of the North Jersey Section of the ASQ, and has been a member of the American Chemical Society for over 30 years.

Family Relationships

None reportable under Item 401(d) of Regulation S-K.

Involvement in Certain Legal Proceedings

During the past ten years, none of our directors or executive officers has been:

o     the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

o     convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

o     subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

o     found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated;

o     subject of, or a party to, any order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of a federal or state securities or commodities law or regulation, law or regulation respecting financial institutions or insurance companies, law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

o     subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Employment/Consulting Agreements

Grant Sahag — On February 12, 2016, the Company entered into an Employment Agreement with Grant Sahag according to which Mr. Sahag will serve as the Company’s President. Pursuant to the Employment Agreement with Mr. Sahag, in exchange for Mr. Sahag’s performance of his duties as President, the Company will compensate him with an annual base salary of $120,000. Mr. Sahag will be granted 1,100,453 shares of Common Stock as equity compensation. This stock will vest pursuant to a schedule with certain stock price thresholds that must be achieved based on a 30 trading day volume weighted average price. Mr. Sahag will also be eligible to receive an annual cash incentive payable for the achievement of performance goals to be established by the Compensation Committee of the Company’s Board of Directors up to 40% of his salary. The Employment Agreement is for an initial term of one year and will be automatically extended on each anniversary unless earlier terminated.

On May 1, 2016, the Company entered into an Amendment No. 1 to the Employment Agreement with Mr. Sahag. Pursuant to the Amendment, Mr. Sahag will be eligible to receive an additional 1,100,453 shares of Common Stock upon meeting certain budget, revenue, and EBITDA targets set forth and approved by the Company’s Board of Directors. This stock will vest pursuant to a schedule with certain stock price thresholds that must be achieved based on a 30 trading day volume weighted average price.

Ian Rhodes — On February 12, 2016, the Company entered into an Employment Agreement with Ian Rhodes according to which Mr. Rhodes will serve as the Company’s Chief Financial Officer. Pursuant to the Employment Agreement with Mr. Rhodes, in exchange for Mr. Rhodes performance of his duties as Chief Financial Officer, the Company will compensate him with an annual base salary of $150,000. Mr. Rhodes will be granted 2,200,905 shares of Common Stock as equity compensation. This stock will vest pursuant to a schedule with certain stock price thresholds that must be achieved based on a 30 trading day volume weighted average price. Mr. Rhodes will also be eligible to receive an annual cash incentive payable for the achievement of performance goals to be established by the Compensation Committee of the Company’s Board of Directors up to 40% of his salary. The Employment Agreement is for an initial term of one year and will be automatically extended on each anniversary unless earlier terminated.

Director Independence

The Board of Directors has determined that each of the following qualifies as an “independent director” as defined by Section 10A(m)(3)(ii) of the Exchange Act and Rule 5065(a)(2) of the NASDAQ Marketplace Rules: Dwight Mamanteo, Michael Jaap, Richard Q. Opler, Charles F. Trapp, Frank Kneller, Karim Babay, Scott Nussbaum, and Scott Krinsky.

David Ide does not qualify as an “independent director,” as Mr. Ide previously was as an executive officer of the Company. Grant Sahag also does not qualify as an “independent director,” as Mr. Sahag is currently an executive officer of the Company.

Stockholder Communication with the Board

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort had been made to ensure that the views of the stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

Board Oversight of Risk Management

The Board of Directors has responsibility for general oversight of risks facing the Company. The Board is informed by senior management on areas of risk facing the Company and periodically conducts discussions regarding risk assessment and risk management. The Board believes that evaluating how the executive team manages the various risks confronting the Company is one of its most important areas of oversight. The Board’s Audit Committee reviews and assesses the Company’s processes to manage financial reporting risk and to manage investment, tax, and other financial risks.

Committees of the Board of Directors and Meeting Attendance

Our Board of Directors has an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee, each of which has the composition and responsibilities described below.

Audit Committee

Our Audit Committee oversees a broad range of issues surrounding our accounting and financial reporting processes and audits of our financial statements, including the following:

•      monitors the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications and independence, and the performance of our internal audit function and independent registered public accounting firm;

•      assumes direct responsibility for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged for the purpose of performing any audit, review or attest services and for dealing directly with any such accounting firm;

•      provides a medium for consideration of matters relating to any audit issues; and

•      prepares the audit committee report that the rules require be included in our filings with the SEC.

The members of our Audit Committee are Charles F. Trapp, Dwight Mamanteo, Richard Q. Opler, and Karim Babay. Mr. Trapp serves as chairperson of the committee. The Board of Directors has determined that Mr. Trapp meets the criteria of an “audit committee financial expert” (as defined under Item 407(d)(5)(ii) of Regulation S-K. Mr. Trapp is also an “independent director” as defined by Section 10A(m)(3)(B)(ii) of the Exchange Act and Rule 5605(a)(2) of the NASDAQ Marketplace Rules.

During the fiscal year 2016, the Audit Committee held three meetings.

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which can be accessed online at http://www.glyeco.com/corporate_charters.

Compensation Committee

Our Compensation Committee reviews and recommends policy relating to compensation and benefits of our directors and executive officers, including reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other senior officers, evaluating the performance of these persons in light of those goals and objectives and setting compensation of these persons based on such evaluations. The Compensation Committee reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance of the Compensation Committee with its charter.

The members of our Compensation Committee are Karim Babay, Dwight Mamanteo, Charles F. Trapp, and Frank Kneller. Mr. Babay serves as chairperson of the committee.

During the fiscal year 2016, the Compensation Committee held three meetings.

The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which can be accessed online at http://www.glyeco.com/corporate_charters.

Governance and Nominating Committee

The Governance and Nominating Committee oversees and assists our Board of Directors in identifying, reviewing and recommending nominees for election as directors; evaluating our Board of Directors and our management; developing, reviewing and recommending corporate governance guidelines and a corporate code of business conduct and ethics; and generally advises our Board of Directors on corporate governance and related matters.

The members of our Governance and Nominating Committee are Frank Kneller, David Ide, Karim Babay, and Richard Q. Opler. Mr. Kneller serves as chairperson of the committee.

During the fiscal year 2016, the Governance and Nominating Committee held two meetings.

The Board of Directors has adopted a written charter for the Governance and Nominating, a copy of which can be accessed online at http://www.glyeco.com/corporate_charters.

Attendance

During the fiscal year ended December 31, 2015, the Board held 16 meetings and took action by written consent on four occasions. Each member of the Board attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served).

The Company does not have a written policy requiring directors to attend the annual meeting of stockholders, but attendance is encouraged. In 2015, a majority of the directors attended our annual meeting of stockholders via telephone. We presently anticipate that at least two directors will attend this year’s annual meeting of stockholders.

Director Nomination

The Governance and Nominating Committee has nominated Dwight Mamanteo, Charles F. Trapp, David Ide, Frank Kneller, Scott Nussbaum, Scott Krinsky, and Grant Sahag for election at the Annual Meeting.

The Board of Directors seeks to ensure that it is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight obligations effectively. In selecting Board candidates, it is the Governance and Nominating Committee’s goal to identify persons who it believes have appropriate expertise and experience to contribute to the oversight of a company of the Company’s nature while also reviewing other appropriate factors.

The Board of Directors believes that each of the persons nominated for election at the Annual Meeting have the experience, qualifications, attributes and skills that, when taken as a whole, will enable the Board to satisfy its oversight responsibilities effectively.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5, respectively. Executive officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.

Based on a review of the copies of such reports, to the knowledge of the Company, all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than 10% stockholders were complied with during the fiscal year ended December 31, 2015.

DIRECTOR COMPENSATION

According to the Fiscal Year 2015 Director Compensation Plan, independent directors were awarded $2,500 worth of the Company’s restricted stock for each quarter of service. This restricted stock was priced at the close of the last trading day of each quarter. Independent directors were also granted $50,000 equivalent worth in restricted stock, priced as of the closing price on January 1st, 2015, which stock will not vest until the Company’s stock price maintains a $2 per share stock price for a 30 trading day Volume Weighted Average Price (VWAP) duration. The Chairman of the Board received an additional 30%, the Audit Committee Chairman received an additional 20%, and the Compensation Committee Chairman and Governance & Nominating Committee Chairman each received an additional 10% of each form of compensation.

The table below sets forth the Compensation paid to our Directors during the fiscal year ended December 31, 2015.

Director	Fees Earned or Paid in Cash	All Other Compensation	Stock Awards		Total
Dwight Mamanteo	$—	$—	$13,000.08	(1)	$13,000.08
Michael Jaap	$—	$—	$11,000.04	(2)	$11,000.04
Richard Q. Opler	$—	$—	$11,250.06	(3)	$11,250.06
Charles F. Trapp	$—	$—	$6,903.88	(4)	$6,903.88
Frank Kneller	$—	$—	$3,389.20	(5)	$3,389.20
Karim Babay	$—	$—	$1,332	(6)	$1,332
John Lorenz	$—	$—	$6,141.26	(7)	$6,141.26
Keri Smith	$—	$—	$9,353.52	(8)	$9,353.52

____________

(1)   Pursuant to the Fiscal Year 2015 Director Compensation Plan, Mr. Mamanteo was granted 13,000 shares on March 31, 2015 (valued at $3,250), 18,056 shares on June 30, 2015 (valued at $3,250.08), 32,500 shares on September 30, 2015 (valued at $3,250), and 40,625 shares on December 31, 2015 (valued at $3,250).

(2)   Pursuant to the Fiscal Year 2015 Director Compensation Plan, Mr. Jaap was granted 11,000 shares on March 31, 2015 (valued at $2,750), 15,278 shares on June 30, 2015 (valued at $2,750.04), 27,500 shares on September 30, 2015 (valued at $2,750), and 34,375 shares on December 31, 2015 (valued at $2,750).

(3)   Pursuant to the Fiscal Year 2015 Director Compensation Plan, Mr. Opler was granted 12,000 shares on March 31, 2015 (valued at $3,000), 16,667 shares on June 30, 2015 (valued at $3,000.06), 27,500 shares on September 30, 2015 (valued at $2,750), and 31,250 shares on December 31, 2015 (valued at $2,500).

(4)   Pursuant to the Fiscal Year 2015 Director Compensation Plan, Mr. Trapp was granted 5,716 shares on June 30, 2015 (valued at $1,028.88), 28,750 shares on September 30, 2015 (valued at $2,875), and 37,500 shares on December 31, 2015 (valued at $3,000).

(5)   Pursuant to the Fiscal Year 2015 Director Compensation Plan, Mr. Kneller was granted 6,392 shares on September 30, 2015 (valued at $639.20) and 34,375 shares granted on December 31, 2015 (valued at $2,750).

(6)   Pursuant to the Fiscal Year 2015 Director Compensation Plan, Mr. Babay was granted 16,644 shares on December 31, 2015 (valued at $1,332).

(7)   Pursuant to the Fiscal Year 2015 Director Compensation Plan, Mr. Lorenz, who served as a director until August 5, 2015, was granted 8,000 shares on March 31, 2015 (valued at $2,000), 16,667 shares on June 30, 2015 (valued at $3,000.06), and 11,412 shares on September 30, 2015 (valued at $1,141.20).

(8)   Pursuant to the Fiscal Year 2015 Director Compensation Plan, Ms. Smith, who served as a director until November 13, 2015, was granted 11,000 shares on March 31, 2015 (valued at $2,750), 15,278 shares on June 30, 2015 (valued at $2,750.04), 26,850 shares on September 30, 2015 (valued at $2,685), and 14,606 shares on December 31, 2015 (valued at $1,168.48).

EXECUTIVE COMPENSATION

The following table sets forth all plan and non-plan compensation for the last two completed fiscal years paid to all individuals who served as the Company’s principal executive officer (“PEO”), principal financial officer (“PFO”) or acting in similar capacity during the last completed fiscal year, regardless of compensation level, as required by Item 402(m)(2) of Regulation S-K. We refer to all of these individuals collectively as our “named executive officers.”

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Warrant Awards ($)	Option Awards ($)(7)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
David Ide, Interim CEO And President (PEO)(1)	2015	$179,171	—	—	—		—	—	—		$179,171
John Lorenz, CEO and President (PEO)(1)	2015	$1,385	—	—	$11,673	(2)	—	—	—		$13,058
	2014	$130,385	—	—	—		—	—	$2,000	(4)	$132,285
Alicia Williams Young, CFO (PFO)(5)	2015	$35,215	—	—	$10,625	(3)	—	—	—		$45,840
	2014	$95,769	—	—	$16,254	(3)	—	—			$112,023
Maria Tellez, Interim CFO (PFO)(6)	2015	$18,231	—	—	—		—	—	—		$18,231

____________

(1)   Mr. Ide was appointed interim CEO and President effective February 2015. Mr. Lorenz resigned as CEO and President effective February 2015.

(2)   The estimated value of options issued to Mr. Lorenz is based on the Black-Scholes method. See disclosure below under “Option/SAR Grants in the Fiscal Years Ended December 31, 2015 and 2014.”

(3)   The estimated value of the warrants issued to Ms. Williams Young is based on the Black-Scholes method. See disclosure below under “Options/SAR Grants in the Fiscal Years Ended December 31, 2015 and 2014.”

(4)   Consisted of $2,000 paid to Mr. Lorenz as compensation for being a Director in the Fiscal Years Ended December 31, 2014.

(5)   Ms. Williams Young resigned as CFO effective August 2015.

(6)   Ms. Tellez was appointed interim CFO effective October 2015.

(7)   These amounts represent full grant date fair value of these awards, in accordance with the Financial Accounting Standard Board’s (“FASB”) ASC Topic 718. Assumptions used in the calculation of dollar amounts of these awards are included in Note 12 of our audited financial statements for the fiscal years ended December 31, 2015 and 2014.

Option/SAR Grants in Fiscal Year Ended December 31, 2015

In 2015, our named executive officers were granted the following:

Mr. Lorenz was granted on January 31, 2015, 51,652 shares of Common Stock issuable upon the exercise of options at $0.30 per share until January 31, 2025. All options vested immediately upon issuance. The aggregate grant date estimated fair value of these options, determined by the Black-Scholes method, was $11,673. These options were issued pursuant to the Company’s Equity Incentive Program.

Ms. Williams Young was granted on January 31, 2015, 45,913 shares of Common Stock issuable upon the exercise of options at $0.30 per share until January 31, 2025. All options vested immediately upon issuance. The aggregate grant date estimated fair value of these options, determined by the Black-Scholes method, was $10,625. These options were issued pursuant to the Company’s Equity Incentive Program.

Option/SAR Grants in Fiscal Year Ended December 31, 2014

In 2014, our named executive officers were granted the following:

Ms. Williams Young was granted on June 30, 2014, 43,043 shares of Common Stock issuable upon the exercise of options at $0.69 per share until June 30, 2024. 21,521 of the options granted vested immediately upon grant with the balance of the options vesting fifty percent on each of the next two anniversaries of the grant date. The aggregate grant date estimated fair value of these options, determined by the Black-Scholes method, was $11,574.

Ms. Williams Young was also granted on September 30, 2014, 10,000 shares of Common Stock issuable upon the exercise of options at $0.66 per share until September 30, 2024. 5,000 of the options granted vested immediately upon grant with the balance of the options vesting fifty percent on each of the next two anniversaries of the grant date. The aggregate grant date estimated fair value of these options, determined by the Black-Scholes method, was $4,680.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information for the named executive officer regarding the number of shares subject to both exercisable and unexercisable stock options and warrants, as well as the exercise prices and expiration dates thereof, as of December 31, 2015.

Name	Number of Securities underlying Unexercised Options and Warrants (#) Exercisable	Number of Securities underlying Unexercised Options and Warrants (#) Unexercisable	Option/Warrant Exercise Price ($/Sh)	Option/Warrant Expiration Date
David Ide	7,500	2,500	0.69	6/30/2024
	37,500	12,500	0.30	12/18/2024
John Lorenz	156,000	—	$1.25	2/15/2016
	318,356	—	$1.00	6/27/2021
	1,025,000	—	$0.50	8/5/2016
	51,652	—	$0.30	8/5/2016
	569,172	—	$1.00	8/5/2016
Alicia Williams Young	15,000	—	$1.00	9/30/2016
	250,000	—	$0.50	9/30/2016
	355,000	—	$0.50	9/30/2016
	300,000	—	$1.00	9/30/2016
	7,500	—	$0.66	9/30/2016
	45,913	—	$0.30	9/30/2016
Maria Tellez	39,782	13,261	$0.68	6/30/2024
	11,957	—	$0.30	1/31/2025
	8,333	—	$0.30	2/28/2025
	8,333	—	$0.30	3/31/2025
	10,417	—	$0.24	4/30/2025
	10,417	—	$0.24	5/31/2025
	10,417	—	$0.24	6/30/2025

Stock Option Plans

Third Amended and Restated 2007 Stock Incentive Plan

Upon the consummation of the merger, Global Recycling’s Third Amended and Restated 2007 Stock Incentive Plan (the “2007 Stock Plan”) was assumed by the Company.

The following is a summary of certain of the more significant provisions of the 2007 Stock Plan. The statements contained in this summary concerning the provisions of the 2007 Stock Plan are merely summaries and do not purport to be complete. They are subject to and qualified in their entirety by the actual terms of the 2007 Stock Plan. A copy of the 2007 Stock Plan has been incorporated by reference as Exhibit 4.4 to our Annual Report on Form 10-K for the year ending December 31, 2014 and is incorporated by reference herein.

Shares Reserved Under the 2007 Stock Plan

We have reserved 6,742,606 shares of our common stock issuable upon exercise of options granted under the 2007 Stock Plan to employees, directors, proposed employees and directors, advisors, independent contractors (and their employees and agents), and other persons who provide valuable services to the Company (collectively, “Eligible Persons”). As of October 4, 2016, we have issued 6,647,606 options to purchase the shares of our common stock originally reserved under the 2007 Stock Plan. All previously granted options issued pursuant to the 2007 Stock Plan will be subject to the requirements set forth in the 2007 Stock Plan and are Non-Qualified Stock Options.

The aggregate number of shares that may be granted to any one Eligible Person in any year will not exceed 50.0% of the total number of shares that may be issued under the 2007 Stock Plan. At the discretion of the Plan Administrator (defined below), the number and type of shares of our common stock available for award under the 2007 Stock Plan (including the number and type of shares and the exercise price covered by any outstanding award) may be adjusted for any increase or decrease in the number of issued shares of our common stock resulting from any stock split, reverse stock split, split-up, combination or exchange of shares, consolidation, spin-off, reorganization, or recapitalization of shares.

Administration

The 2007 Stock Plan is currently being administered by our Board of Directors. Our Board of Directors may delegate its authority and duties under the 2007 Stock Plan to a committee. Our Board of Directors and/or any committee that has been delegated the authority to administer the 2007 Stock Plan is referred to as the “Plan Administrator.” Subject to certain restrictions, the Plan Administrator generally has full discretion and power to (i) determine all matters relating to awards issued under the 2007 Stock Plan, including the persons to be granted awards, the time of grant, the type of awards, the number of shares of our common stock subject to an award, vesting conditions, and any and all other terms, conditions, restrictions, and limitations of an award, (ii) interpret, amend, and rescind any rules and regulations relating to the 2007 Stock Plan, (iii) determine the terms of any award agreement made pursuant to the 2007 Stock Plan, and (iv) make all other determinations that may be necessary or advisable for the administration of the 2007 Stock Plan. All decisions made by the Plan Administrator relating to the 2007 Stock Plan will be final, conclusive, and binding on all persons.

Eligibility

The Plan Administrator may grant any award permitted under the 2007 Stock Plan to any Eligible Person. With respect to awards that are options, directors who are not employees of the Company, proposed non-employee directors, proposed employees, and independent contractors will be eligible to receive only Non-Qualified Stock Options (“NQSOs”). An award may be granted to a proposed employee or director prior to the date he, she, or it performs services for the Company, so long as the award will not vest prior to the date on which the proposed employee or director first performs such services.

Awards under the 2007 Stock Plan

Under the 2007 Stock Plan, Eligible Persons may be granted: (a) stock options (“Options”), which may be designated as NQSOs or Incentive Stock Options (“ISOs”); (b) stock appreciation rights (“SARs”); (c) restricted stock awards (“Restricted Stock”); (d) performance share awards (“Performance Awards”); or (e) other forms of stock-based incentive awards (collectively, the “Awards”). An Eligible Person who has been granted an Option is referred to in this summary as an “Optionee” and an Eligible Person who has been granted any other type of Award is referred to in this summary as a “Participant.”

No Award granted under the 2007 Stock Plan can be inconsistent with the terms and purposes of the 2007 Stock Plan. Additionally, the applicable exercise price for which shares of our common stock may be purchased upon exercise of an Award will not be less than (i) 100.0% of the Fair Market Value (as defined in the 2007 Stock Plan) of shares of our common stock on the date that the Award is granted, or (ii) 110.0% of the Fair Market Value if the Award is granted to an Eligible Person who, directly or indirectly, holds more than 10.0% of the total voting power of the Company.

The Plan Administrator may grant to Optionees NQSOs or ISOs that are evidenced by stock option agreements. A NQSO is a right to purchase a specific number of shares of our common stock during such time as the Plan Administrator may determine. A NQSO that is exercisable at the time an Optionee ceases providing services to the Company will remain exercisable for such period of time as determined by the Plan Administrator. Generally, Options that are intended to be ISOs will be treated as NQSOs to the extent that the Fair Market Value of the common stock issuable upon exercise of such ISO, plus all other ISOs held by such Optionee that become exercisable for the first time during any calendar year, exceeds $100,000.

An ISO is an Option that meets the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). To qualify as an ISO under the Code, the Option generally must (among other things) (x) be granted only to employees, (y) have an exercise price equal to or greater than the Fair Market Value on the date of grant, and (z) terminate if not exercised within 10 years from the date of grant (or five years if granted to an Optionee who, at the time the ISO is granted, directly or indirectly, holds more than 10.0% of the total voting power of the Company). Except in certain limited instances (including termination for cause, death, or disability), if any Optionee ceases to provide services to the Company, the Optionee’s rights to exercise vested ISOs will expire within three months following the date of termination.

A SAR is a right granted to a Participant to receive, upon surrender of the right, payment in an amount equal to (i) the excess of the Fair Market Value of one share of common stock on the date the right is exercised, over (ii) the Fair Market Value of one share of common stock on the date the right is granted.

Restricted Stock is common stock that is issued to a Participant at a price determined by the Plan Administrator. Restricted stock awards may be subject to (i) forfeiture upon termination of employment or service during an applicable restriction period, (ii) restrictions on transferability, (iii) limitations on the right to vote such shares, (iv) limitations on the right to receive dividends with respect to such shares, (v) attainment of certain performance goals, and (vi) such other conditions, limitations, and restrictions as determined by the Plan Administrator.

A Performance Award grants the Participant the right to receive payment upon achievement of certain performance goals established by the Plan Administrator. Such payments will be valued as determined by the Plan Administrator and will be payable to or exercisable by the Participant for cash, shares of our common stock, other awards, or other property determined by the Plan Administrator.

Other Awards may be issued under the 2007 Stock Plan, which include, without limitation, (i) shares of our common stock awarded purely as a bonus and not subject to any restrictions or conditions, (ii) convertible or exchangeable debt or equity securities, (iii) other rights convertible or exchangeable into shares of our common stock, and (iv) awards valued by reference to the value of shares of our common stock or the value of securities or the performance of specified subsidiaries of the Company.

Exercise Price

The price for which shares of our common stock may be purchased upon exercise of a particular Award will be determined by the Plan Administrator at the time of grant. However, the applicable exercise price for which shares of our common stock may be purchased upon exercise of an Award will not be less than (i) 100.0% of the Fair Market Value (as defined in the 2007 Stock Plan) of shares of our common stock on the date that the Award is granted, or (ii) 110.0% of the Fair Market Value if the Award is granted to an Eligible Person who, directly or indirectly, holds more than 10.0% of the total voting power of the Company.

No Deferral Features

No Award granted under the 2007 Stock Plan will contain a deferral feature. Awards cannot be modified or otherwise extended. No Award will contain a provision providing a reduction in the applicable exercise price, an addition of a deferral feature, or any extension of the term of the award.

Payment/Exercise of Award

An Award may be exercised using as the form of payment (a) cash or cash equivalent, (b) stock-for-stock payment, (c) cashless exercises, (d) the granting of replacement awards, (e) any combination of the above, or (f) such other means as the Plan Administrator may approve. No shares of our common stock will be delivered in connection with the exercise of any Award until payment in full of the exercise price is received by the Company.

Change of Control

The Stock Option provides that if a Change of Control (as defined in the 2007 Stock Plan) occurs, then the surviving, continuing, successor, or purchasing entity (the “Acquiring Company”), will either assume our rights and obligations under outstanding Awards or substitute for outstanding Awards substantially equivalent awards for the Acquiring Company’s capital stock. If the Acquiring Company elects not to assume or substitute for such outstanding Awards in connection with a Change of Control, our Board of Directors may determine that all or any unexercisable and/or unvested portions of outstanding Awards will be immediately vested and exercisable in full upon consummation of the Change of Control. Unless otherwise determined by our

Board of Directors, Awards that are neither (i) assumed or substituted for by the Acquiring Company in connection with the Change of Control, nor (ii) exercised upon consummation of the Change of Control, will terminate and cease to be outstanding effective as of the date of the Change of Control. Upon the consummation of the Merger, the Company assumed the obligations of Global Recycling under the Plan.

Amendment

Our Board of Directors may, without action on the part of our stockholders, amend, change, make additions to, or suspend or terminate the 2007 Stock Plan as it may deem necessary or appropriate and in the best interests of the Company; provided, however, that our Board of Directors may not, without the consent of the Participants, take any action that disqualifies any previously granted Option for treatment as an ISO or which adversely affects or impairs the rights of the holder of any outstanding Award. Additionally, our Board of Directors will need to obtain the consent of our stockholders in order to (a) amend the 2007 Stock Plan to increase the aggregate number of shares of our common stock subject to the plan, or (b) amend the 2007 Stock Plan if stockholder approval is required either (i) to comply with Section 422 of the Code with respect to ISOs, or (ii) for purposes of Section 162(m) of the Code.

Term

The 2007 Stock Plan will remain in full force and effect through May 30, 2017, unless terminated earlier by our Board of Directors. After the 2007 Stock Plan is terminated, no future Awards may be granted under the 2007 Stock Plan, but Awards previously granted will remain outstanding in accordance with their applicable terms and conditions.

2012 Equity Incentive Plan

On February 23, 2012, subject to stockholder approval, the Company’s Board of Directors approved of the Company’s 2012 Equity Incentive Plan (the “2012 Plan”). By written consent in lieu of a meeting, dated March 14, 2012, Company stockholders owning an aggregate of 14,398,402 shares of Common Stock (representing approximately 66.1% of the 22,551,991 outstanding shares of Common Stock) approved and adopted the 2012 Plan. Also by written consent in lieu of a meeting, dated July 27, 2012, stockholders of the Company owning an aggregate of 12,676,202 shares of Common Stock (representing approximately 51.8% of the then 24,451,991 outstanding shares of Common Stock) approved an amendment to the 2012 Plan to increase the number of shares reserved for issuance under the 2012 Plan by 3,000,000 shares.

There are an aggregate of 6,500,000 shares of our Common Stock reserved for issuance upon exercise of awards granted under the 2012 Plan to employees, directors, proposed employees and directors, advisors, independent contractors (and their employees and agents), and other persons who provide valuable services to the Company. As of October 4, 2016, we have issued 5,718,229, options under the 2012 Plan. The following description of the 2012 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2012 Plan. A copy of the 2012 Plan has been filed as Exhibit 4.5 to our Annual Report on Form 10-K for the year ending December 31, 2014 and is incorporated by reference herein.

Purpose of the 2012 Plan

The purpose of the 2012 Plan is to attract, retain, and motivate employees, directors, advisors, independent contractors (and their employees and agents, or, in the Plan Administrator’s discretion, any of their employees or contractors), and other persons who provide valuable services to the Company by providing them with the opportunity to acquire a proprietary interest in the Company and to link their interest and efforts to the long-term interests of the Company’s stockholders. The Company believes that increased share ownership by such persons will more closely align stockholder and employee interests by encouraging a greater focus on the profitability of the Company. The Company has reserved and authorized the issuance of up to 6,500,000 shares of the Company’s Common Stock pursuant to awards granted under the 2012 Plan, subject to adjustment in the case of any stock dividend, forward or reverse stock split, split-up, combination or exchange of shares, consolidation, spin-off, reorganization, or recapitalization of shares or any like capital adjustment.

The 2012 Plan includes a variety of forms of awards, including (i) stock options intended to qualify as Incentive Stock Options (“Incentive Stock Options”) under the Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”), (ii) stock options not intended to qualify as Incentive Stock Options under the Code (“Nonqualified Stock Options”), (iii) stock appreciation rights, (iv) restricted stock awards, (v) performance stock awards and (vi) other stock-based awards to allow the Company to adapt its incentive compensation program to meet the needs of the Company. 5,010,072 stock options have been granted under the 2012 Plan.

Plan Administration

The 2012 Plan will be administered by the Board of Directors of the Company (the “Board”). The Board may delegate all or any portion of its authority and duties under the 2012 Plan to one or more committees appointed by the Board and consisting of at least one member of the Board, under such conditions and limitations as the Board may from time to time establish. Notwithstanding anything contained in the 2012 Plan to the contrary, only the Board or a committee thereof composed of two or more “Non-Employee Directors” (as that term is defined in Rule 16b-3 of the Exchange Act may make determinations regarding grants of awards to executive officers, directors, and 10% stockholders of the Company (“Affiliates”).

The Board and/or any committee that has been delegated the authority to administer the 2012 Plan, as the case may be, will be referred to as the “Plan Administrator.”

The Plan Administrator has the authority, in its sole and absolute discretion, to grant awards as an alternative to, as a replacement of, or as the form of payment for grants or rights earned or due under the 2012 Plan or other compensation plans or arrangements of the Company or a subsidiary of the Company, including the 2012 Plan of any entity acquired by the Company or a subsidiary of the Company.

Eligibility

Any employee, director, proposed employee or director, independent contractor (or employee or agent thereof), or other agent or person who provides valuable services to the Company will be eligible to receive awards under the 2012 Plan. With respect to awards that are options, directors who are not employees of the Company, proposed non-employee directors, proposed employees, and independent contractors (and their employees and agents, or, in the Plan Administrator’s discretion, any of their employees or contractors) will be eligible to receive only Nonqualified Stock Options.

Change of Control

Unless otherwise provided by the Board, in the event of a Change of Control (as defined in the 2012 Plan), the surviving, continuing, successor, or purchasing entity or parent entity thereof, as the case may be (the “Acquiring Company”), will either assume the Company’s rights and obligations under outstanding awards or substitute for outstanding awards substantially equivalent awards for the Acquiring Company’s capital stock. In the event the Acquiring Company elects not to assume or substitute for such outstanding awards in connection with a Change of Control, the Board may, in its sole and absolute discretion, provide that all or any unexercisable and/or unvested portions of the outstanding awards will be immediately vested and exercisable in full upon consummation of the Change of Control. The vesting and/or exercise of any award that is permissible solely by reason of this section will be conditioned upon the consummation of the Change of Control. Unless otherwise provided by the Board, any awards that are neither (i) assumed or substituted for by the Acquiring Company in connection with the Change of Control, nor (ii) exercised upon consummation of the Change of Control, will terminate and cease to be outstanding effective as of the date of the Change of Control.

Exercise Price of Options

The price for which shares of Common Stock may be purchased upon exercise of a particular option will be determined by the Plan Administrator at the time of grant; provided, however, that the exercise price of any award granted under the 2012 Plan will not be less than 100% of the Fair Market Value (as defined in the 2012 Plan) of the Common Stock on the date such option is granted (or 110% of the Fair Market Value of the Common Stock if the award is granted to a stockholder who, at the time the option is granted, owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or of any parent or subsidiary of the Company).

Term of Options; Modifications

The Plan Administrator will set the term of each stock option, but no Incentive Stock Option will be exercisable more than ten years after the date such option is granted (or five years for an Incentive Stock Option granted to a stockholder who, at the time the option is granted, owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or of any parent or subsidiary of the Company).

Payment; No Deferrals.

Awards granted under the 2012 Plan may be settled through exercise by (i) cash payments, (ii) the delivery of Common Stock (valued at Fair Market Value), (iii) the cashless exercise of such award, (iv) the granting of replacement awards, (v) combinations thereof as the Plan Administrator will determine, in its sole and absolute discretion, or (vi) any other method authorized by the 2012 Plan. The Plan Administrator will not permit or require the deferral of any award payment, including, without limitation, the payment or crediting of interest or dividend equivalents and converting such credits to deferred stock unit equivalents. No award granted under the 2012 Plan will contain any deferral feature.

Other Stock-Based Awards

Stock Appreciation Rights.

The Plan Administrator may grant stock appreciation rights, either in tandem with a stock option granted under the 2012 Plan or with respect to a number of shares for which no option has been granted. A stock appreciation right will entitle the holder to receive, with respect to each share of stock as to which the right is exercised, payment in an amount equal to (i) the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised, over (ii) the Fair Market Value of one share of Common Stock on the date the right is granted; provided, however, that in the case of stock appreciation rights granted in tandem with or otherwise related to any award under the 2012 Plan, the grant price per share will be at least the Fair Market Value per share of Common Stock on the date the right was granted. The Plan Administrator may establish a maximum appreciation value payable for stock appreciation rights and such other terms and conditions for such rights as the Plan Administrator may determine, in its sole and absolute discretion.

Restricted Stock Awards.

The Plan Administrator may grant restricted stock awards consisting of shares of Common Stock or denominated in units of Common Stock in such amounts as determined by the Plan Administrator, in its sole and absolute discretion. Restricted stock awards may be subject to (i) forfeiture of such shares upon termination of employment or Service (as defined below) during the applicable restriction period, (ii) restrictions on transferability, (iii) limitations on the right to vote such shares, (iv) limitations on the right to receive dividends with respect to such shares, (v) attainment of certain performance goals, such as those described in Section 5.8(c) of the 2012 Plan, and (vi) such other conditions, limitations, and restrictions as determined by the Plan Administrator, in its sole and absolute discretion, and as set forth in the instrument evidencing the award. These restrictions may lapse separately or in combinations or may be waived at such times, under such circumstances, in such installments, or otherwise as determined by the Plan Administrator, in its sole and absolute discretion. Certificates representing shares of Common Stock subject to restricted stock awards will bear an appropriate legend and may be held subject to escrow and such other conditions as determined by the Plan Administrator until such time as all applicable restrictions lapse.

Performance Share Awards.

The Plan Administrator may grant performance share awards that give the award recipient the right to receive payment upon achievement of certain performance goals established by the Plan Administrator, in its sole and absolute discretion, as set forth in the instrument evidencing the award. Such payments will be valued as determined by the Plan Administrator and payable to or exercisable by the award recipient for cash, shares of Common Stock (including the value of Common Stock as a part of a cashless exercise), other awards, or other property as determined by the Plan Administrator. Such conditions or restrictions may be based upon continuous Service (as defined below) with the Company or the attainment of performance goals related to the award holder’s performance or the Company’s profits, profit growth, profit-related return ratios, cash flow, stockholder returns, or such other criteria as determined by the Plan Administrator. Such performance goals may be (i) stated in absolute terms, (ii) relative to other companies or specified indices, (iii) to be achieved during a period of time, or (iv) as otherwise determined by the Plan Administrator.

Other Stock-Based Awards.

The Plan Administrator may grant such other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, as may be deemed by the Plan Administrator to be consistent with the purposes of the 2012 Plan and applicable laws and regulations. Such other awards may include, without limitation, (i) shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, (ii) convertible or exchangeable debt or equity securities, (iii) other rights convertible or exchangeable into shares of Common Stock, and (iv) awards valued by reference to the value of shares of Common Stock or the value of securities or the performance of specified subsidiaries of the Company.

Transferability

Any Incentive Stock Option granted under the 2012 Plan will, during the recipient’s lifetime, be exercisable only by such recipient, and will not be assignable or transferable by such recipient other than by will or the laws of descent and distribution. Except as specifically allowed by the Plan Administrator, any other award granted under the 2012 Plan and any of the rights and privileges conferred thereby will not be assignable or transferable by the recipient other than by will or the laws of descent and distribution and such award will be exercisable during the recipient’s lifetime only by the recipient.

Term of the 2012 Plan

The 2012 Plan will terminate on February 23, 2022, unless sooner terminated by the Board. After the 2012 Plan is terminated, no future awards may be granted under the 2012 Plan, but awards previously granted will remain outstanding in accordance with their applicable terms and conditions and the 2012 Plan’s terms and conditions.

Consideration

The Board or Committee will grant Stock Options under the 2012 Plan in consideration for services rendered. There will be no other consideration received or to be received by the Company or any of its subsidiaries for the granting or extension of Stock Option under the 2012 Plan.

Golden Parachute Compensation

There exists no agreement or understanding, whether written or unwritten, concerning any type of compensation, whether present, deferred, or contingent, that is based on or otherwise relates to an acquisition, merger, consolidation, sale or other disposition of the assets of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our Common Stock beneficially owned as of October 4, 2016, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each executive officer, director, and director nominee, and (iii) all executive officers, directors, and director nominees as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. Shares of Common Stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of the date of determination are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person. To the best of our knowledge, subject to community and marital property laws, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned		Percentage of Outstanding Common Stock(2)
Executive Officers, Directors, and Director Nominees

Dwight Mamanteo — Chairman of the Board	5,228,678	(3)	4.37%

Michael Jaap — Director	1,569,292	(4)	1.31%

Richard Q. Opler — Director	1,439,635	(5)	1.20%

David Ide — Director	2,442,639	(6)	2.04%

Charles F. Trapp — Director	3,902,342	(7)	3.26%

Frank Kneller — Director	1,304,725	(8)	1.09%

Karim Babay — Director	1,585,810	(9)	1.32%

Scott Nussbaum — Director Nominee	3,586,449		3.02%

Scott Krinsky — Director Nominee	0		*

Ian Rhodes — Chief Financial Officer	38,334	(10)	*

Grant Sahag — Chief Executive Officer, President, and Director Nominee	1,410,333	(11)	1.17%

Executive Officers, Directors, and Director Nominees as a group (11 persons)	22,508,237		18.54%

5% Stockholders

Leonid Frenkel 401 City Avenue, Suite 528 Bala Cynwyd, PA 19004	8,992,706	(12)	7.30%

Wynnefield Capital Management, LLC 450 Seventh Avenue, Suite 509 New York, NY 10123	29,485,247	(13)	24.66%

____________

*         Represents less than 1%

(1)      Unless otherwise indicated, the business address of each individual named is 230 Gill Way, Rock Hill, SC 29730 and our telephone number is (866) 960-1539.

(2)      Based on 119,575,964 shares of Common Stock of GlyEco, Inc. outstanding as of October 4, 2016.

(3)      Includes (i) 50,000 shares of Common Stock issuable upon the exercise of options at $1.03 per share until January 15, 2024, and (ii) 15,000 shares of Common Stock issuable upon the exercise of options at $0.66 per share until September 30, 2024. Mr. Mamanteo also holds the following unvested stock, which is not included in the table above: 162,500 unvested shares of Common Stock granted pursuant to the Company’s Fiscal Year 2015 Director Compensation Plan, which shares shall vest 100% upon the Company’s common stock maintaining a $2 per share stock price for a thirty trading day VWAP duration.

(4)      Includes (i) 100,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until October 25, 2021, (ii) 150,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until December 5, 2022, (iii) 100,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until September 20, 2023, (iv) 10,000 shares of Common Stock issuable upon the exercise of options at $0.66 per share until September 30, 2024, (v) 18,750 shares of Common Stock issuable upon the exercise of options at $0.30 per share until December 18, 2024, and (vi) 30,000 shares of Common Stock issuable upon the exercise of warrants at $1.25 until February 15, 2016. Mr. Jaap also holds the following unvested stock, which is not included in the table above: 137,500 unvested shares of Common Stock granted pursuant to the Company’s Fiscal Year 2015 Director Compensation Plan, which shares shall vest 100% upon the Company’s common stock maintaining a $2 per share stock price for a thirty trading day VWAP duration.

(5)      Includes (i) 20,000 shares of Common Stock issuable upon the exercise of warrants at $1.00 per share until June 27, 2021 (ii) 50,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until October 25, 2021, (iii) 50,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until September 20, 2023, and (iv) 18,750 shares of Common Stock issuable upon the exercise of options at $0.30 per share until December 18, 2024. Mr. Opler also holds the following unvested stock, which is not included in the table above: 150,000 unvested shares of Common Stock granted pursuant to the Company’s Fiscal Year 2015 Director Compensation Plan, which shares shall vest 100% upon the Company’s common stock maintaining a $2 per share stock price for a thirty trading day VWAP duration.

(6)      Includes (i) 10,000 shares of Common Stock issuable upon the exercise of options at $0.69 per share until June 30, 2024, and (ii) 37,500 shares of Common Stock issuable upon the exercise of options at $0.30 per share until December 18, 2024. Mr. Ide also holds the following unvested stock, which is not included in the table above: (i) 10,417 unvested shares of Common Stock granted pursuant to the Company’s Fiscal Year 2015 Director Compensation Plan, which shares shall vest 100% upon the Company’s common stock maintaining a $2 per share stock price for a thirty trading day VWAP duration.

(7)      Includes 37,500 shares of Common Stock issuable upon the exercise of options at $0.17 per share until May 22, 2025. Mr. Trapp also holds the following unvested stock, which is not included in the table above: 175,676 unvested shares of Common Stock granted pursuant to the Company’s Fiscal Year 2015 Director Compensation Plan, which shares shall vest 100% upon the Company’s common stock maintaining a $2 per share stock price for a thirty trading day VWAP duration.

(8)      Includes 25,000 shares of Common Stock issuable upon the exercise of options at $0.14 per share until August 27, 2025. Mr. Kneller also holds the following unvested stock, which are not included in the table above: 906,250 unvested shares of Common Stock granted pursuant to the Company’s Fiscal Year 2016 Director Compensation Plan, which shares shall vest 100% upon the Company’s common stock maintaining a $0.12 per share stock price for a thirty trading day VWAP duration.

(9)      Includes (i) 150,000 shares of Common Stock issuable upon the exercise of warrants at $1.50 per share until August 15, 2018, and (ii) 50,000 shares of Common Stock issuable upon the exercise of stock options at $1.00 per share until September 20, 2023. Mr. Babay also holds the following unvested stock, which is not included in the table above: 1,000,000 unvested shares of Common Stock granted pursuant to the Company’s Fiscal Year 2016 Director Compensation Plan, which shares shall vest 100% upon the Company’s common stock maintaining a $0.12 per share stock price for a thirty trading day VWAP duration.

(10)   Mr. Rhodes holds the following unvested stock, which is not included in the table above: 2,200,906 unvested shares of Common Stock granted pursuant to Mr. Rhodes’ Employment Agreement, which shares shall vest upon the Company’s common stock achieving certain 30 trading day volume weighted average prices, as follows: 20% will vest at $0.30 per share, 30% will vest at $0.40 per share, 30% will vest at $0.50 per share, and 20% will vest at $0.60 per share.

(11)   Includes (i) 5,000 shares of Common Stock issuable upon the exercise of warrants at $1.00 per share until June 27, 2021, (ii) 200,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until October 25, 2021, (iii) 350,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until December 5, 2022, (iv) 300,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until September 20, 2023, and (v) 50,000 shares of Common Stock issuable upon the exercise of $0.69 per share until June 30, 2024. Mr. Sahag also holds the following unvested stock, which is not included in the table above: 2,200,906 unvested shares of Common Stock granted pursuant to Mr. Sahag’s Employment Agreement, which shares shall vest upon the Company’s common stock achieving certain 30 trading day volume weighted average prices, as follows: 20% will vest at $0.30 per share, 30% will vest at $0.40 per share, 30% will vest at $0.50 per share, and 20% will vest at $0.60 per share.

(12)   Consists of (i) 940,000 shares of Common Stock issuable upon the exercise of a warrant at a purchase price of $1.00 until February 15, 2016, (ii) 2,605,513 shares of Common Stock issuable upon exercise of a warrant at a purchase price of $1.00 until March 14, 2017, and (iii) 75,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until September 20, 2023.

(13)   Entities included: Wynnefield Partners Small Cap Value, L.P.I, Wynnefield Partners Small Cap Value, L.P., Wynnefield Small Cap Value Offshore Fund, Ltd., and Wynnefield Capital, Inc. Profit Sharing Plan. Mr. Mamanteo, Chairman of our Board of Directors, serves as a Portfolio Manager at Wynnefield Capital.

Except as set forth in this prospectus, there are no arrangements known to us, the operation of which may at a subsequent date result in a change in control of the Company.

PROPOSAL 1:

ELECTION OF DIRECTORS

Nominees for Election at the 2016 Annual Meeting of Shareholders

The Governance & Nominating Committee of the Board has nominated Dwight Mamanteo, Charles F. Trapp, David Ide, Frank Kneller, Scott Nussbaum, Scott Krinsky, and Grant Sahag for election as directors to serve until the next annual meeting of stockholder or until their successors are duly elected and qualified.

If you sign your proxy or voting instruction card but do not give instructions with respect to the voting of directors, your shares will be voted for the nominees recommended by our Board. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card. The Board expects that the nominees will be available to serve as directors. If any nominee becomes unavailable, however, the proxy holders intend to vote for any nominee designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as to assure the election of Dwight Mamanteo, Charles F. Trapp, David Ide, Frank Kneller, Scott Nussbaum, Scott Krinsky, and Grant Sahag.

Vote Required and Board Recommendation

Directors are elected by a “plurality” of the shares voted. Plurality means that the nominee with the largest number of votes is elected, up to the maximum number of directors to be chosen (in this case, seven directors). Stockholders can either vote “for” the nominee or withhold authority to vote for the nominee. However, shares that are withheld will have no effect on the outcome of the election of directors. Broker non-votes also will have no effect on the outcome of the election of the directors.

The Board recommends that shareholders vote “FOR” the election of each of Dwight Mamanteo, Charles F. Trapp, David Ide, Frank Kneller, Scott Nussbaum, Scott Krinsky, and Grant Sahag as directors of the Company.

PROPOSAL 2:

RATIFICATION OF KMJ CORBIN & COMPANY, LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Audit Committee Appointment — KMJ Corbin & Company, LLP

Our Audit Committee, pursuant to authority granted to it by the Board, has selected KMJ Corbin & Company, LLP as the Company’s independent public accountants to examine our annual consolidated financial statements for the fiscal year ending December 31, 2016. The Board is submitting this proposal to the vote of the shareholders in order to ratify the Audit Committee’s selection. If shareholders do not ratify the selection of KMJ Corbin & Company, LLP, the Audit Committee will reconsider its selection of our independent public accountants for fiscal 2016, although the Audit Committee will be under no obligation to change its selection.

Change in Independent Public Accountants

On September 2, 2015, the Audit Committee approved the dismissal of Semple, Marchal & Cooper, LLP as its independent registered public accounting firm, effective September 2, 2015. Semple, Marchal & Cooper, LLP previously served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2014, and December 31, 2013, and through September 2, 2015. During this time, the Company did not have any disagreement with Semple, Marchal & Cooper, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to Semple, Marchal & Cooper, LLP’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements. In addition, during the Company’s fiscal years ended December 31, 2014, and December 31, 2013, and through September 2, 2015, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K. Semple, Marchal & Cooper, LLP’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2014, and December 31, 2013, did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

On September 2, 2015, the Audit Committee approved the appointment of KMJ Corbin & Company, LLP as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2015. In connection with the Company’s appointment of KMJ Corbin & Company, LLP as the Company’s independent registered public accounting firm, the Company had not consulted KMJ Corbin & Company, LLP on any matter relating to either (i) the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was the subject of a disagreement (as that term is defined in Item304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

On November 13, 2015, the Company’s stockholders ratified the appointment of KMJ Corbin & Company, LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2015.

Principal Accounting Fees and Services

Set forth below are the fees paid to the Company’s independent registered public accountants for each of the last two fiscal years:

Audit Fees

Set below are the aggregate fees billed for each of the last two fiscal years for professional services rendered by the Company’s principal accountant for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

Auditor:	2015	2014
KMJ Corbin & Company LLP	$25,673	$—
Semple, Marchal & Cooper, LLP	$191,168	$220,383

Audit-Related Fees

Set forth below are the aggregate fees billed in each of the last two fiscal years for assurance and related services by the Company’s principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees” above.

Auditor:	2015	2014
KMJ Corbin & Company LLP	$—	$—
Semple, Marchal & Cooper, LLP	$—	$—

Tax Fees

Set forth below are the aggregate fees billed in each of the last two fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning.

	2015	2014
KMJ Corbin & Company LLP	$—	$—
Semple, Marchal & Cooper, LLP	$—	$—

All Other Fees

Set forth below are the aggregate fees billed in each of the last two fiscal years for products and services provided by the principal accountant, other than the services reported above.

	2015	2014
KMJ Corbin & Company LLP	$—	$—
Semple, Marchal & Cooper, LLP	$22,531	$44,365

The fees above are related to registration statements.

Pre-Approval Policies and Procedures

Before an independent registered public accounting firm is engaged by the Company to render audit or permissible non-audit services the engagement is approved by the Audit Committee of the Company’s Board of Directors.

Attendance at Annual Meeting

Representatives of KMJ Corbin & Company, LLP are not expected to be present at the Annual Meeting. However, it is anticipated that a KMJ Corbin Representative will be available to participate in the Annual meeting via telephone in the event that he or she wishes to make a statement, or in order to respond to appropriate questions.

Vote Required and Board Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. Stockholders who return a signed proxy card but do not indicate how they wish to vote on Proposal 2 will be deemed to have voted “FOR” Proposal 2. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board recommends that shareholders vote “FOR” ratification of the selection of KMJ Corbin & Company, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, more commonly referred to as the Dodd-Frank Act, and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote.

The compensation of our named executive officers subject to the vote is disclosed in the Executive Compensation section of this proxy statement.

We believe that our executive compensation program is appropriately designed and reasonable in light of the executive compensation programs of similar companies, and further, that it encourages our executive officers to work for meaningful stockholder returns and reflects a pay-for-performance philosophy. We strive to ensure that our compensation program for our executive officers stays competitive to help attract, motivate, and retain talented and experienced individuals to manage and operate all aspects of our business.

The Board asks that stockholders indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote in favor of the compensation of our named executive officers.

Vote Required and Board Recommendation

The advisory approval of the compensation of our named executive officers must receive the affirmative vote of a majority of the shares cast on the proposal in order to be approved, although such vote will not be binding on us. Abstentions and broker non-votes will not be counted as participating in the voting and will therefore have no effect.

The Board recommends that stockholders vote “FOR” the approval of the compensation of our named executive officers.

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY

OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act enable our stockholders, at least once every six years, to indicate their preference regarding how frequently we should solicit a say-on-pay vote. By voting on this Proposal 4, stockholders may indicate whether they would prefer a non-binding advisory vote on named executive officer compensation once every year, every two years, or every three years.

After carefully considering the benefits and consequences of each alternative, and for the reasons described below, the Board recommends that the non-binding advisory vote on the compensation of our named executive officers be submitted to the stockholders once every three years.

The three-year approach provides regular input by stockholders, while allowing time to evaluate the effects of our compensation program on performance over a longer time. Our compensation programs do not change significantly from year to year and do not contain any significant risks that we believe would be of concern to our stockholders. An advisory vote occurring once every three years will also permit our stockholders to observe and evaluate the impact of any changes to our executive compensation policies and practices which have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation.

We view the advisory vote on the compensation of our named executive officers as an additional, but not exclusive, opportunity for our stockholders to communicate with us regarding their views on our executive compensation program. Although this advisory vote is not binding, the Board will take into account the outcome of the vote when considering the frequency of future advisory votes on the compensation of our named executive officers. In addition, while the Board currently believes that holding an advisory vote on the compensation of our named executive officers every three years will reflect the right balance of considerations in the normal course, we will periodically reassess that view and can provide for an advisory vote on the compensation of our named executive officers on a more frequent basis if changes in our compensation programs or other circumstances suggest that such a vote would be appropriate.

While the Board believes that its recommendation is appropriate at this time, our stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preference, on an advisory basis, as to whether the nonbinding advisory vote on executive compensation should be held once every year, every two years, or every three years. The option, if any, among those choices that receives the affirmative vote of a majority of the votes cast on the proposal will be deemed to be the frequency preferred by our stockholders. However, because this vote is advisory and therefore not binding on the Board, the Board may decide that it is in the best interests of the stockholders that we hold an advisory vote on executive compensation more or less frequently than the option preferred by our stockholders.

Recommendation

For the proposal regarding the frequency of holding an advisory vote on the compensation of our named executive officers, the frequency option, if any, that receives the affirmative vote of a majority of the votes cast on the proposal will be considered the frequency preferred by our stockholders, although such vote will not be binding on us. Abstentions and broker non-votes will not be counted as participating in the voting and will therefore have no effect.

The Board recommends that stockholders vote for the option of “Every 3 Years” as the preferred frequency for holding an advisory vote on the compensation of our named executive officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None reportable under Item 404 of Regulation S-K.

STOCKHOLDER PROPOSALS

If any shareholder of the Company intends to present a proposal for consideration at the 2017 Annual Meeting of Stockholders and desires to have such proposal included in the proxy statement and form of proxy distributed by the Board with respect to such meeting, such proposal must be received at PO Box 10112, Rock Hill, SC 29731, Attention: Corporate Secretary, not later than June 30, 2017. Proposals received after such date, including with respect to the nomination of directors, will not be considered timely.

For each matter that you wish to bring before the meeting, provide the following information:

•      a brief description of the business and the reason for bringing it to the meeting;

•      your name and record address;

•      the number of shares of Company stock which you own; and

•      any material interest (such as financial or personal interest) that you have in the matter.

OTHER MATTERS

We know of no other matters to be presented at the Annual Meeting other than the election of directors and the ratification of the company’s independent registered public accounting firm, as described above. If other matters are properly presented at the meeting, the proxies will vote on these matters in accordance with their judgment of the best interests of the Company.

We will provide a free copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Requests should be in writing and addressed to GlyEco, Inc., Attn: Corporate Secretary, at PO Box 10112, Rock Hill, SC 29731.